EXHIBIT 12

                           FLEET FINANCIAL GROUP, INC.


         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                         EXCLUDING INTEREST ON DEPOSITS
                                ($ IN THOUSANDS)

                                      Three months   Nine months
                                          ended         ended
                                      September 30  September 30                        Year ended December 31
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                                          1995          1995          1994         1993          1992          1991       1990
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
Earnings:
     Net income (loss) Adjustments:     $   177,360    $  513,685  $   612,931   $   488,049      $279,843    $  97,672   $ (73,687)
     (a)  Applicable income taxes
            (benefits)                      115,288       337,981      397,708       327,407       228,526       55,176     (89,636)
     (b)  Fixed charges:
         (1)  Interest on borrowed
               funds                        176,840       479,716      526,397       417,301       386,275      449,544     782,814
         (2)  1/3 of rent                     7,434        22,749       33,706        34,217        29,672       23,033      19,121

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     (c)  Adjusted earnings             $   476,922    $1,354,131   $1,570,742    $1,266,974      $924,316     $625,425    $638,612
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Fixed charges [b(1) + b(2)]             $   184,274   $   502,465  $   560,103   $   451,518      $415,947     $472,577    $801,935
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Adjusted earnings/fixed charges               2.59x         2.69x        2.80x         2.81x         2.22x        1.32x       0.80x*
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

                         INCLUDING INTEREST ON DEPOSITS

                                         Three      Nine months
                                         months        ended
                                         ended     September 30                         Year ended December 31
                                       September
                                           30
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                                            1995         1995          1994        1993          1992          1991         1990
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
Earnings:
     Net income (loss)                  $   177,360  $   513,685  $   612,931  $   488,049  $    279,843 $     97,672 $    (73,687)
Adjustments:
     (a)  Applicable income taxes
           (benefits)                       115,288      337,981      397,708      327,407       228,526       55,176      (89,636)
     (b)  Fixed charges:
         (1)  Interest on borrowed funds    176,840      479,716      526,397      417,301       386,275      449,544      782,814
         (2)  1/3 of rent                     7,434       22,749       33,706       34,217        29,672       23,033       19,121
         (3)  Interest on deposits          264,346      771,167      764,186      744,080     1,076,368    1,480,395    1,343,417
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     (c)  Adjusted earnings             $   741,268   $2,125,298   $2,334,928   $2,011,054    $2,000,684   $2,105,820   $1,982,029
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Fixed charges [b(1) + b(2) + b(3)]      $   448,620   $1,273,632   $1,324,289   $1,195,598    $1,492,315   $1,952,972   $2,145,352
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Adjusted earnings/fixed charges               1.65x        1.67x        1.76x        1.68x         1.34x        1.08x        0.92x*
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

* Note that earnings are inadequate to cover fixed charges, the deficiency being $163,323 for both the ratio excluding and including interest on deposits.